Exhibit 32

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Helmerich & Payne, Inc. (the “Company”) on Form 10-K for the period ending September 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Hans Helmerich, as Chief Executive Officer of the Company, and Douglas E. Fears, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	The Report fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Hans Helmerich	/s/ Douglas E. Fears
Hans Helmerich Chief Executive Officer December 13, 2005	Douglas E. Fears Chief Financial Officer December 13, 2005